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                                                                    EXHIBIT 10.4

                                 EMPLOYMENT AGREEMENT


    This Employment Agreement (the "Agreement") is made and entered into as of April 1, 1996, by and between Steven B. Coburn ("Executive") and TeleTech Holdings, Inc., a Delaware corporation (together with its subsidiaries, "Company").

    WHEREAS, Company is engaged in the business of, among other things, providing customer care and support services, on a fully outsourced basis or under facilities management agreements, using integrated voice and data communications technology, which services include, without limitation, technical help desk support, pre- and post-sale education, activating product or service upgrades and responding to customer requests for information (the "Business");

    WHEREAS, Executive desires the benefit of Executive's continuing services as Chief Financial Officer and Executive desires to continue to be employed on the terms and conditions hereinafter set forth; and

    WHEREAS, Executive has had an opportunity to review the terms and conditions of this Agreement, to negotiate the terms hereof and to engage legal counsel on his/her behalf.

    NOW, THEREFORE, in consideration of the premises and mutual agreement set forth herein, the parties hereto agree as follows:

1.  EMPLOYMENT.

    1.1    POSITION.    Company agrees to continue the employment of Executive
on a full-time basis as Chief Financial Officer, and Executive hereby accepts such employment with Company on the terms and subject to the conditions set forth herein.

    1.2 TERM. The term of employment under this Agreement shall continue through December 31, 1998 (the "Term").

2.  DUTIES.

    2.1 GENERAL DUTIES. At all times, Executive shall be subject to the direction and control of Company's Chief Executive Officer ("CEO") and Board of Directors and shall report directly to the CEO until otherwise advised by the Board of Directors at its sole discretion. Executive agrees to perform, in good faith and to the best of Executive's ability, and in the manner and at the times directed by the CEO or the Board of Directors, all of the services required hereunder and otherwise required by the CEO and the Board of Directors, and further agrees to comply with all reasonable directions, requests and requirements of the CEO or the Board of Directors in connection with such work.

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3.  COMPENSATION.

    3.1 BASE SALARY. During the Term, Company shall pay to Executive the sum of $135,000.00 per year ("Base Salary Amount"), less applicable income tax withholdings and other normal employee payroll deductions. The Base Salary Amount shall be payable in equal bi-weekly installments in accordance with the Company's customary compensation policies.

    3.2    ANNUAL INCENTIVE COMPENSATION PLAN.

           3.2.1 In addition to Executive's Base Salary Amount, Executive shall be entitled to participate in the TeleTech Incentive Compensation Plan (the "Incentive Plan"), in accordance with and subject to the terms thereof (including any eligibility requirements), as the same may from time-to-time be amended and/or modified. The Incentive Compensation Plan will be made available to Executive as soon as it is completed and approved by Company's Board of Directors or the Compensation Committee thereof.

    3.3    BENEFITS.

           3.3.1 VACATIONS. During the term of employment under this Agreement, Executive shall be entitled to sick leave, paid holidays and paid vacation consistent with Company's sick leave, holiday and vacation policies for executive employees in existence on the date hereof, or as modified hereafter to the extent that such modification is applicable to all executive employees. Executive will receive three (3) weeks of vacation per year. Executive shall be entitled to accrue and carry forward to succeeding fiscal year(s) an aggregate of one week (I.E., five days) of vacation time that was not used by Executive in any fiscal year; however, Executive shall not take more than four (4) weeks of vacation in any fiscal year. Executive may also elect, at his sole discretion, to cancel any vacation time that is not taken in a given year in return for Company paying Executive an amount equal to Executive's Base Salary Amount for said unused vacation time, which amount shall be in addition to Executive's Based Salary Amount that would otherwise be paid during such vacation time.

           3.3.2 OTHER BENEFITS. Subject to the Company's rules, policies and regulations as in effect from time to time (and subject to applicable eligibility requirements, including minimum employment period), Executive shall be entitled to all other rights and benefits for which Executive may be eligible under any group life insurance, disability or accident, death and dismemberment insurance, or medical and/or dental insurance program (after the 90 day waiting period), 401(k) benefit plan, or any other employee benefit which Company may, at its sole discretion, provide to Executive or its executive employees generally; provided, however, that nothing herein shall obligate the Company to establish or


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maintain any of such benefits or benefit plans.  Company will pay Executive's
COBRA for the interim 90 day period.

4.  STOCK RIGHTS.

    4.1 STOCK BENEFITS. Subject to the terms and conditions of this Agreement and Company's Stock Plan, as hereafter amended and restated (the "Stock Plan"), Executive will be eligible for awards under the Stock Plan, including the specific benefits provided in Section 4.2.

    4.2    SPECIFIC BENEFITS.

           4.2.1 Subject to the terms and conditions of the Stock Plan, Executive has received or shall a receive Non-qualified Stock Option exercisable for up to 50,000 shares of Company's common stock, par value $.01 per share (the "Option"). The Option shall vest over the period of five (5) years in accordance with the terms of the Non-qualified Stock Option Agreement, in the form attached hereto as EXHIBIT A, concurrently with the execution of this Agreement. The Option shall be exercisable at an Option Price of $10.00 per share.

    4.3    RESTRICTIONS ON STOCK BENEFITS.  No awards shall be made to
Executive under the Stock Plan or otherwise unless the Company has determined that any such award complies with applicable state and federal securities and other laws and regulations related thereto. All such Stock Plan benefits shall be subject to Executive signing such option agreements or other instruments that the Company deems to be necessary or appropriate and to such other restrictions as are required by the Stock Plan and/or applicable law.

    4.4 SOLE STOCK OR EQUITY BENEFITS. Except as specifically provided in this Agreement, Executive has no rights whatsoever of any nature to any other stock, stock rights, stock benefits, profits, debt or equity interests in Company or any of its affiliated or related companies.

    4.5 COMPANY'S SOLE DISCRETION REGARDING STOCK, ETC. Executive acknowledges and agrees that Company has the right, at its sole discretion, to make all decisions regarding its stock, stock rights, stock benefits, profits, debt and equity configuration, including but not limited to what types of stock, stock rights, stock benefits, profits, debt and equity interests to issue, when to issue stock, stock rights, stock benefits, profits, debt and equity interests and to whom to issue stock, stock rights, stock benefits, profits, debt and equity interests.

5. EXCLUSIVITY OF SERVICES. During the term hereof, Executive's services shall be exclusive to Company during normal working hours and at such other times as may reasonably be required by Company.


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Executive may not engage in any other business or investment activities which shall in any manner interfere with Executive's duties to Company hereunder or which may be contrary, adverse or prejudicial to Company's business or in competition with Company.

6. TERMINATION FOR CAUSE. Company may terminate Executive for cause based upon the occurrence of any of the following (each occurrence, "Good Cause"):

    6.1 Executive's failure to meet performance levels or management objectives as established by Company from time to time;

    6.2 Executive's failure to comply with a lawful directive of any officer of Company to whom Executive reports, or a directive of Company's Board of Directors;

    6.3 Executive's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or any felony punishable by imprisonment in the jurisdiction involved;

    6.4 Executive's commission of an act of fraud or dishonesty upon Company;

    6.5 Executive's inability or failure to perform any of Executive's duties hereunder as a result of Executive's death or as a result of illness or mental or physical disability for 90 days (whether or not consecutive) in any 12 month period or for any 60 consecutive days;

    6.6 Any action or inaction on the part of Executive which has a substantial adverse effect on Company or Company's reputation;

    6.7 Disclosure or use of trade secrets or confidential information in violation of this Agreement; or

    6.8    Any other material violation of this Agreement by Executive.

    The reasons set forth above shall not be construed as the exclusive reasons for terminating Executive's employment with Company.

7. TRADE SECRETS AND CONFIDENTIAL INFORMATION. Executive recognizes that Executive will occupy a position of trust with respect to business and technical information of a secret or confidential nature which is the property of Company or any of its affiliates and which will be imparted to him from time to time in the course of the performance of Executive's duties hereunder. Executive acknowledges and agrees that any and all Confidential Information or trade secrets (as defined herein) learned or obtained by Executive during the course of his employment by the


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Company or otherwise, whether developed by Executive alone or in conjunction with others or otherwise, shall be and is the property of the Company and its affiliates. Executive agrees that for the Term and thereafter:

    7.1 Executive shall not use or disclose directly or indirectly any Confidential Information or Trade Secrets of Company or any of its affiliates to any person, except that Executive may use and disclose to authorized personnel of Company or its affiliates such Confidential Information and Trade Secrets in the course of the performance of Executive's duties hereunder; and

    7.2 Executive shall return promptly upon termination of this Agreement or otherwise upon the request of Company any and all copies of any documentation or materials containing any Confidential Information or Trade Secrets of Company or any of its affiliates. All information, know-how and other things devised or created by Executive during the term of employment, solely or jointly with others, which falls within the definition of a Trade Secret, shall belong solely to Company, and Executive promises, upon request of Company, to assign the same to Company and/or to assist Company in obtaining copyright, trademark, and/or trade names thereon.

    7.3 "Confidential Information" or "Trade Secrets" of Company or any of its affiliates shall include all information of any nature and in any form which was owned by Company or its affiliates prior to the Term or which is owned by Company or its affiliates during the Term, including, but not limited to, patents and patent applications; inventions and improvements, whether patentable or not; development projects; computer software and related documentation and materials; designs, practices, recipes, processes, methods, know-how and other facts relating to the business of Company and its affiliates; practices, processes, methods, know-how and other facts related to sales, advertising, promotions, financial matters, customers, customer lists, supplier lists, vendor lists, or customers' purchases of goods or services from the Company or its affiliates; and all other trade secrets and information of a confidential and proprietary nature. WITHOUT IN ANY WAY LIMITING THE FOREGOING, "CONFIDENTIAL INFORMATION" ALSO INCLUDES ALL INFORMATION RELATING TO ANY OPTIONS OR OTHER AWARDS GRANTED TO EXECUTIVE, PURSUANT TO THE STOCK PLAN OR OTHERWISE, INCLUDING THE AMOUNT OF ANY SUCH AWARD, THE EXERCISE PRICE AND THE RATE OF VESTING THEREOF.

    7.4 Executive hereby acknowledges that each subsidiary and affiliate of the Company is expressly made a third party beneficiary hereto for purposes of protecting its rights and interests hereunder.

8. NON-COMPETITION. The parties recognize that Executive has been retained in a position considered to be part of the


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professional management and executive staff of Company whose duties include the formulation and execution of management policy. Executive, for and in consideration of being permitted access to certain Confidential Information and Trade Secrets of Company, including but not limited to product research and development, customer lists and information, and financial information, such Confidential Information and Trade Secrets having remained under full control of Company and not available to other persons, agrees as follows:

    8.1 During the Executive's employment with Company and for two years after termination of Executive's employment for any reason, Executive shall not, directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services in connection with any Prohibited Business (as defined herein) that conducts business in the United States.

    8.2 During Executive's employment with Company and for two years after termination of Executive's employment for any reason, Executive shall not make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business that conducts business in the United States. Executive, however, shall be entitled to make any investment in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market; provided that (i) such investment does not give Executive 15% or more of the equity ownership or voting power with respect to such company, and (ii) such investment does not create a conflict of interest between Executive's duties hereunder and Executive's interest in such investment.

    8.3 For the purpose of this Section 8, "Prohibited Business" means any business that is directly or substantially competitive with the Business in the United States, Australia, New Zealand, the United Kingdom or in any other market in which the Company is conducting business at the time Executive's employment with the Company is terminated.

    8.4 Upon the termination of Executive's employment with the Company, and for one year thereafter, Executive shall immediately notify the Company of each employment or agency relationship entered into by Executive, and each corporation, proprietorship or other entity formed or used by Executive, the business of which is directly or indirectly, similar to or in competition with the Business. The provisions of this Section 8 shall survive termination of this Agreement for any reason.

    8.5 Executive agrees that the restrictions contained in this Section 8 are reasonable as to time and geographic scope because of the nature of the Business and Executive agrees, in particular, that the geographic scope of this restriction is reasonable because


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companies in the teleservicing and outsourced customer service industry compete on a nationwide basis. Executive acknowledges that the Company is in direct competition with all other companies that provide teleservicing and other customer services on an outsourced basis throughout the United States, Australia, New Zealand, the United Kingdom and other markets in which the Company may be conducting business at the time Executive's employment with the Company is terminated, and because of the nature of the business, Executive agrees that the covenants contained in this Section 8 cannot reasonably be limited to any smaller geographic area.

9.  INVENTIONS.

    9.1 For purposes of this Agreement, the term "Invention" or "Inventions" shall mean any protectable tangible or intangible things, materials and/or information, including but not limited to new machines, devices, software, programs, processes, uses apparatuses, designs or compositions of any kind and/or any matter potentially subject to copyright, patent, trademark, trade secret or other protection developed, made, produced or improved and shall not be limited to the definition of any invention contained in the patent laws of the United States.

    9.2 Executive agrees that all Inventions made by him during the term of Executive's employment, solely or jointly with others, which are made with Company's equipment, supplies, facilities, Trade Secrets or which relate to the business of Company or its actual or demonstrably anticipated research or development or which result from any work performed by Executive, shall belong to Company, and Executive promises to assign such Inventions to Company. Executive also agrees that Company shall have the right to keep such Inventions as a Trade Secret if Company so chooses.

    9.3 Executive agrees to make a full and prompt disclosure in writing, in confidence, to Company, of all Inventions, whether Executive considers them protectable or not, which Executive, alone or with others, conceives or makes, within the scope of this Agreement as well as all patent, copyright, trademark, and/or servicemark applications filed by Executive within one (1) year after termination of Executive's employment. Executive hereby assigns and agrees to assign to Company all of Executive's right, title and interest in and to those Inventions, and Executive agrees not to disclose any of such things to others, without the express consent of Company, except as required by Executive's employment.

    9.4 Executive shall, during Executive's employment and after it terminates, at the request of and expense of Company, but without further compensation to Executive, assist Company in obtaining patents, copyrights, trademarks and/or servicemarks on all Inventions deemed protectable by Company in the United States and/or in all foreign countries and shall execute all documents and


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do all things necessary to vest Company, or its nominee, with full title thereto and to protect the same against use and/or infringement by others.

    9.5 For the purposes of this Agreement, an Invention shall be deemed to have been made during the period of Executive's employment if, during such period, the Invention was conceived or first actually reduced to practice. Executive agrees that any patent, copyright, trademark or servicemark application filed within one (1) year after termination of Executive's employment shall be presumed to relate to an Invention made during the term of Executive's employment unless Executive can sustain Executive's burden of proof to the contrary.

    9.6 Notwithstanding the foregoing, the provisions of this section 9 do not apply to any Invention: (i) for which no equipment, supplies, facilities, or Trade Secrets of Company were used; (ii) which was developed entirely on Executive's own time; and (iii) which does not relate to the business of Company or to Company's actual or demonstrably anticipated research or development or which does not result from any work performed by Executive for Company.

10. STATEMENTS TO THE PRESS, PUBLIC OR MEDIA. Without the express written approval of the CEO or the Board of Directors which sets forth the specific occasion and subject matter at issue, Executive shall not have the right or authority to make any statement to or on behalf of Company to the press, public or media. Any unauthorized attempt to do so by Executive shall be a material breach of this Agreement.

11. EMPLOYMENT RELATIONSHIP ONLY. The relationship between Company and
Executive is and shall be specifically limited to an employer/employee relationship. As a result, nothing contained in this Agreement or relating to any past, present or future relationship between Executive and Company (employment or otherwise) shall be construed as creating any partnership, joint venture, trustee/beneficiary or other type of fiduciary or business relationship between the parties.

13. AGREEMENT TO ARBITRATE.

    13.1 The Company and Executive hereby mutually agree that any disputes that arise between Executive and the Company or any of its officers, directors, stockholders, supervisors, co-employees, agents, partners, subsidiaries, affiliates or successors that cannot be resolved informally shall be decided by submission of the dispute to binding arbitration before a sole neutral arbitrator of the Judicial Arbiters Group ("JAG"), pursuant to the American Arbitration Association ("AAA") Commercial Arbitration Rules governing such proceedings, and not by a lawsuit or by resort to court process, except as specifically set forth below. BOTH


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PARTIES ACKNOWLEDGE AND AGREE THAT THEY ARE GIVING UP THEIR RESPECTIVE
CONSTITUTIONAL RIGHTS TO HAVE ANY SUCH DISPUTE DECIDED IN A COURT OF LAW BEFORE A JURY, AND INSTEAD ARE ACCEPTING THE USE OF THE ARBITRATION PROCESS.

    13.2   SCOPE OF ARBITRATION.  Except as specifically excluded herein, this
Section 13 applies to any and all disputes, INCLUDING, BY WAY OF EXAMPLE ONLY AND NOT LIMITED TO, disputes regarding termination of Executive's employment; discrimination and unlawful harassment of any kind (including, without limitation, claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000(e) ET SEQ. and the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, ET SEQ.; the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 ET SEQ.; the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2612 ET SEQ.; and all applicable state and local anti-discrimination laws and constitutional provisions); disputes arising under any other applicable federal, state or local labor statutes, regulations or orders; disputes regarding assault and battery; negligent supervision; defamation; invasion of privacy; wages and overtime; and disputes regarding the formation and enforceability of this Section 13. The following types of disputes are excluded from the scope of coverage of this
Section 13: (i) workers' compensation claims by Executive for on-the-job injuries; and (ii) any and all claims by the Company against Executive, including claims for injunctive relief, arising out of Executive's breach or threatened breach of Sections 7, 8, 9 and 10 of this Agreement.

    13.3   GENERAL RULES AND CONDUCT OF ARBITRATIONS.

           13.3.1 RIGHT TO COUNSEL. Either party shall have the right to have counsel represent him/her/it at the arbitration hearing and in pre-arbitration proceedings.

           13.3.2 DISCOVERY. The Company and Executive hereby agree that pre-arbitration discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, except that (i) there shall be no limit on the number of depositions that may be noticed by either party, and (ii) in connection with any pre-arbitration disclosure of expert testimony in accordance with Rule 26(a)(2), the timing of the expert disclosure shall be set by the arbitrator.

           13.3.3 AUTHORITY OF ARBITRATOR. The arbitrator shall have the authority to (i) resolve any discovery disputes that arise between the parties and to hold conferences by telephone or in person as necessary; (ii) resolve any dispute relating to the interpretation, applicability or enforceability of this
Section 13; and (iii) entertain a motion to dismiss and a motion for summary judgment, applying the standards governing such motions under Federal Rule Of Civil Procedure 12(b)(6) and Rule 56. The


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arbitrator is required to render his/her decision in writing, with an opinion stating the bases of his/her decision.

           13.3.4 TRANSCRIPT. Either party has the right to have a written transcript made of the arbitration proceedings. The transcript shall be paid for by the party requesting it.

           13.3.5 BRIEFS. Either party has the right to file a post-arbitration brief, which shall be considered by the arbitrator.

    13.4 PAYMENT OF COSTS AND FEES. Each party shall bear its own costs and attorneys' fees incurred in connection with the arbitration. The arbitrator shall have the discretion to award costs to the prevailing party. The arbitrator's fees shall be born equally by the parties. Each party shall post his/her or its portion of the arbitrator's anticipated fee prior to the commencement of the arbitration.

    13.5 APPEALS. Either side shall have the right to appeal the arbitrator's decision by applying to a court of competent jurisdiction (as defined herein) for an order vacating the award for any of the reasons set forth in 9 U.S.C. Section 10, or on the basis that the arbitrator has made a mistake of law or fact. The arbitration decision shall stand if it is supported by substantial evidence. Where the parties to the arbitration meet the diversity of citizenship requirements set forth in 28 U.S.C. Section 1332 and the amount in controversy exceeds $50,000, exclusive of interest and costs, or where the arbitration has decided a federal question as defined in 28 U..C. Section 1331, the court of competent jurisdiction to which the appeal must be made shall the United States court in and for the district wherein the award was made. Where the parties are not diverse and the arbitrator has not decided a federal questions, the court of competent jurisdiction to which the appeal must be made shall the state trial court in and for the district wherein the award is made.

    13.6 JURISDICTION FOR NON-ARBITRABLE DISPUTES; SERVICE OF PROCESS. Each of the parties hereto agrees and acknowledges that all actions or proceedings initiated by the Company against Executive and arising directly or indirectly out of Sections 7, 8, 9 and/or 10 of this Agreement are excluded from the arbitration provisions of Section 13. The parties further agree that all such actions that are brought to judicial proceedings shall be litigated in the United States District Court for the district of Colorado or, in the event such court cannot or will not exercise jurisdiction, in the state courts of the State of Colorado (the "Courts"). Each of the parties hereto expressly submits to the jurisdiction and venue of the Courts and consents to process being served in any suit, action or proceeding of the nature referred to above either (i) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to


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his/her or its address as set forth herein or (ii) by serving a copy thereof upon such party's authorized agent for service of process (to the extent permitted by applicable law, regardless whether the appointment of such agent for service of process for any reason shall prove to be ineffective or such agent for service of process shall accept or acknowledge such service); PROVIDED that, to the extent lawful and practicable, written notice of said service upon said agent shall be mailed by registered or certified mail, postage prepaid, return receipt requested, to the party at his/her or its address as set forth herein. Each party hereto agrees that such service, to the fullest extent permitted by law, (A) shall be deemed in every respect effective service of process upon him or it in any such suit, action or proceeding and (B) shall be taken and held to be valid personal service upon and personal delivery to him or it. Each party hereto waives any claim that the Courts are an inconvenient forum or an improper forum based on lack of venue or jurisdiction. Each party shall bear its own costs and attorneys' fees incurred in connection with any such actions or proceedings.

    13.7   INJUNCTIVE RELIEF.     Executive acknowledges that damages would be
an inadequate remedy for Executive's breach of any of the provisions of Sections 7, 8, 9 and/or 10 of this Agreement, and that breach of any of such provision will result in immeasurable and irreparable harm to Company. Therefore, in addition to any other remedy to which the Company may be entitled by reason of Executive's breach or threatened breach of any such provision, the Company shall be entitled to seek and obtain a temporary restraining order, a preliminary and/or permanent injunction, or any other form of equitable relief from any court of competent jurisdiction restraining Executive from committing or continuing any breach of such Sections, without the necessity of posting a bond. It is further agreed that the existence of any claim or cause of action on the part of Executive against the Company, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of the provisions of Section 7, 8, 9 or 10 of this Agreement.

13. MISCELLANEOUS.

    13.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:


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           To the Company:

           TeleTech Holdings, Inc.
           1700 Lincoln Street, 14th Floor
           Denver, Colorado  80203
           Attention:  President

           With a copy to:

           Lonnie C. Blanchard III
           Berman, Blanchard, Mausner, Kindem & Resser
           4727 Wilshire Boulevard, Suite 500
           Los Angeles, California  90010

           To Executive:

           Steven B. Coburn
           1905 Niagra Street
           Denver, Colorado  80220

    13.2   GOVERNING LAW.    This Agreement shall be governed as to its
validity and effect by the laws of the State of Colorado.

    13.4   SUCCESSORS AND ASSIGNS.     This Agreement shall be binding upon and
shall inure to the benefit of (i) the heirs, executors and legal representatives of Executive upon Executive's death and (ii) any successor of Company and any such successor or permitted assign shall be deemed substituted for Company, as the case may be, under the terms hereof for all purposes. As used in this Agreement, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger, consolidation or otherwise, directly or indirectly acquires a majority of the assets, business or stock of Company.

    13.5 ASSIGNMENT. This Agreement is personal to Company and Executive and, except as provided in Section 13.4, may not be assigned by either party without the written consent of the other.

    13.6   ENTIRE AGREEMENT/MODIFICATION.

           13.6.1 This Agreement constitutes the entire agreement between the parties with respect to all matters, including but not limited to the employment relationship, Executive's compensation, commissions and benefits, any entitlements to stock, stock rights, stock benefits, profits, debt and equity interests in Company or any of its affiliated companies and/or the termination of Executive's employment.

           13.6.2 This Agreement supersedes all prior oral or written understandings and agreements relating to its subject matter and all other business relationships between Company and/or its affiliated companies and Executive.


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           13.6.3  No person or entity has made or has the authority to make any representations or promises on behalf of any of the parties which are inconsistent with the representations or promises contained in this Agreement, and this Agreement has not been executed in reliance on any representations or promises not set forth herein. Specifically, no promises, warranties or representations have been made by anyone on any topic or subject matter related to Executive's relationship with Company or any of its executives or employees, including but not limited to any promises, warranties or representations regarding future employment, compensation, commissions and benefits, any entitlement to stock, stock rights, stock benefits, profits, debt and equity interests in Company or any of its affiliated companies or regarding the termination of Executive's employment. In this regard, Executive agrees that no promises, warranties or representations shall be deemed to be made in the future unless they are set forth in writing and signed by an authorized representative of Company.

           13.6.4 This Agreement may be modified only by a written instrument executed by the parties, which is designated as an amendment to this Agreement.

    13.7   COUNTERPARTS.     This Agreement is being executed in one or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    13.8   SEVERABILITY.     Any provision of this Agreement (or any portion
thereof) that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

    13.9 ATTORNEY FEES. Should any party institute any action or proceeding to enforce any provision of this agreement, or for damages by reason of any alleged breach of any provision of this Agreement, or for a declaration of such party's rights or obligations hereunder, or for any other remedy, the prevailing party shall be entitled to recover attorneys fees and other costs reasonably incurred by the prevailing party in connection with such action or proceeding.

    13.10 NO CONFLICT WITH OTHER AGREEMENTS. Executive warrants and represents that (i) Executive has no obligation of confidence


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

or other commitments to any previous employer or any others that conflict with this Agreement or restrict Executive's field of activities, except those, if any, as set forth on SCHEDULE A hereto, and (ii) no other agreement to which Executive is subject will conflict with, prevent, be breached by, interfere with or in any manner affect the terms and conditions of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                             TELETECH HOLDINGS, INC.



                             By:   /s/ Kenneth Tuchman
                                ---------------------------------
                                Kenneth D. Tuchman
                                Chairman, President and Chief
                                  Executive Officer




                                     /s/ Steven B. Coburn
                              -----------------------------------
                                  Steven B. Coburn


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